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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of Thermo Optek Corporation of our report dated April 2, 1996 relating to the statutory financial statements of A.R.L. Applied Research Laboratories, S.A., which appears in such prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          PRICE WATERHOUSE S.A.

Lausanne, Switzerland

June 4, 1996